Exhibit 99.1

(2)	Prior to the closing of the A&R Merger Agreement, the 90,063,316 shares of Class A common stock, par value $0.001 per share, of the Issuer reported above were held by Apollo Hamlet Holdings, LLC (“Apollo Hamlet Holdings”), Apollo Hamlet Holdings B, LLC (“Apollo Hamlet Holdings B” and, together with Apollo Hamlet Holdings, the “Apollo Entities”), TPG Hamlet Holdings, LLC (“TPG Hamlet Holdings”), TPG Hamlet Holdings B, LLC (“TPG Hamlet Holdings B” and, together with TPG Hamlet Holdings, the “TPG Entities”), and Co-Invest Hamlet Holdings B, LLC (“Co-Invest B”), and Co-Invest Hamlet Holdings, Series LLC (“Co-Invest Series” and, together with Co-Invest B, the “Co-Invest Entities, and together with the Apollo Entities and TPG Entities, the “Sponsors”). Prior to the closing of the A&R Merger Agreement, all of the shares of the Issuer’s Class A common stock held by the Sponsors were subject to an irrevocable proxy granted by the Sponsors to Hamlet Holdings LLC (“Holdings”) that vests sole voting and sole dispositive power with respect to such shares in Holdings. Holdings had no pecuniary interest in the shares subject to the proxy. The proxy expired upon closing of the A&R Merger Agreement.

The members of Holdings are Leon Black, Joshua Harris and Marc Rowan, each of whom is affiliated with the Apollo Entities and holds approximately 17% of the limited liability company interests of Holdings, and David Bonderman and James Coulter, each of whom is affiliated with the TPG Entities and holds approximately 25% of the limited liability company interests of Holdings.

Messrs. Bonderman and Coulter are the sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. (“TPG Advisors”), which is the, sole member of TPG Group Holdings (SBS) Advisors LLC, which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG GenPar V Advisors, LLC, which is the general partner of TPG GenPar V, L.P., which is (i) the general partner of TPG V Hamlet AIV, L.P., which is the managing member of TPG Hamlet Holdings, (ii) the managing member of TPG Hamlet Holdings B, and (iii) one of the managing members of each of Co-Invest B and Co-Invest Series.

Apollo Investment Fund VI, L.P. (“AIF VI”) is the sole member of Apollo Hamlet Holdings B. Apollo Management VI, L.P. (“Management VI”) is the investment manager of AIF VI and one of the managing members of each of Co-Invest B and Co-Invest Series. AIF VI Management, LLC (“AIF VI Management”) is the general partner of Management VI. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Messrs. Black, Harris and Rowan serve as the managers of Apollo Hamlet Holdings and Apollo Hamlet Holdings B, and as executive officers and the managers of Management Holdings GP.

Each of Holdings, each of the Sponsors, AIF VI, Management VI, AIF VI Management, Apollo Management, Management GP, Management Holdings, Management Holdings GP, TPG Advisors, and Messrs. Black, Harris, Rowan, Bonderman and Coulter disclaims beneficial ownership of any shares of the Issuer’s Class A common stock, par value $0.001 per share, included in this report, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of the Apollo Entities, AIF VI, Management VI, AIF VI Management, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of the Co-Invest Entities is c/o Apollo Management VI, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019 and c/o TPG Global, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. The address of the TPG Entities is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.